As filed with the Securities and Exchange Commission on September __, 1997
                                                Registration No. 33-_________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   Form S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933




                       AMERON INTERNATIONAL CORPORATION
            (Exact name of registrant as specified in its charter)

              Delaware                                   77-0100596
    (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                   Identification No.)



                         245 South Los Robles Avenue
                          Pasadena, California 91101
        (Address, including zip code, of Principal Executive Offices)



                 AMERON, INC. 401(K) RETIREMENT SAVINGS PLAN
                           (Full title of the plan)



     Gary Wagner
     Chief Financial Officer
     Ameron International Corporation
     245 South Los Robles Avenue
     Pasadena, California 91101
     (626) 683-4000
     (Name, address, and telephone
     number, including area code, of agent for service)

     Copies to:
     Anna M. Graves, Esq.
     Paul, Hastings, Janofsky & Walker LLP
     555 South Flower Street
     Twenty-Third Floor
     Los Angeles, California 90071
     (213) 683-6000





                    CALCULATION  OF  REGISTRATION  FEE(1)

                                                   Proposed         Proposed
                                                    Maximum         Maximum
        Title of              Amount to be       Offering Price    Aggregate         Amount of
Securities to be Registered   Registered (1)     Per Share (1)  Offering Price (1)  Registration Fee

Common Stock, par value
$2.50 per share                  200,000         $64.69         $12,938,000           $3,920.61
Interests in the Plan                 (2)              (2)              (2)               (2)


(1) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on September 22, 1997, which date is within five business days prior to filing.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, such interests constituting separate securities required to be registered under the Securities Act and not requiring a separate registration fee.

                              PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

       * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended
            (the "Securities Act") and the Note to Part I of Form S-8.


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       This Registration Statement relates to 200,000 shares of Common Stock, par value $2.50 per share (the "Common Stock") of Ameron International Corporation, a Delaware corporation (the "Registrant"), being registered for use under the Ameron, Inc. 401(k) Retirement Savings Plan effective January 1, 1993 (as amended, the "Plan").


Item 3.     Incorporation of Documents by Reference

            The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

            (a)  (1)  The Annual Report on Form 10-K of the Registrant for the
                      fiscal year ended November 30, 1996, filed with the Securities and Exchange Commission (the "Commission") on February 28, 1997 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

            (a)  (2)  The Annual Report on Form 11-K of the Plan for the fiscal year ended December 31, 1996 filed on September 26, 1997 with the Commission pursuant to the Exchange Act;

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report on Form 10-K referred to in
                 (a) above; and

            (c) The description of the Common Stock contained in the Registrant's Form 8-B declared effective on July 14, 1986, as amended.

            In addition, all documents filed by the Registrant or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration
Statement and to be a part hereof from the date of the filing of such documents with the Commission.


Item 4.     Description of Securities

            The class of securities to be offered is registered under Section 12 of the Exchange Act.


Item 5.     Interests of Experts and Named Counsel

            Not applicable.


Item 6.     Indemnification of Officers and Directors

            Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.
In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that a Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

            The Certificate of Incorporation and Bylaws of the Registrant provide, in effect, that, to the fullest extent permitted by Delaware General Corporation Law, the Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant.

            The Registrant's Certificate of Incorporation relieves its directors from monetary damages to the Registrant or its stockholders for breach of such director's fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law. Under Section 102(7) of the Delaware General Corporation Law a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law,
(iv) for willful or negligent violations of certain provisions in the Delaware General Corporation Law imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) for any transaction from which the director derived an improper personal benefit.

Item 7.     Exemption from Registration Claimed

            Not applicable.

Item 8.     Exhibits

       The exhibits filed as part of this Registration Statement are as follows:

       Exhibits

                 4.1 Ameron, Inc. 401(k) Retirement Savings Plan effective January 1, 1993, as amended.

                23.(a)   Consent of Arthur Andersen LLP.

                24.1 Power of Attorney (contained on signature page of Registration Statement)

       The undersigned Registrant hereby undertakes that it has submitted the Plan to the Internal Revenue Service ("IRS") in order to obtain a determination letter that the Plan is qualified under Section 401 of the Internal
Revenue Code and to make any changes in the Plan required by the IRS in order to issue such a determination letter.

Item 9.  Undertakings

(1)    The Registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              provided, however, that the undertakings set forth in paragraphs
              (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(2) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


              The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on September 24 , 1997.


                         AMERON INTERNATIONAL CORPORATION


                                /s/ Gary Wagner
                         By:    -----------------------
                                Gary Wagner
                                Senior Vice President/Chief Financial Officer

              The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this egistration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on September 24, 1997.


                         AMERON, INC. 401(K) RETIREMENT SAVINGS
                         PLAN


                         By:  Ameron International Corporation
                                as Plan Administrator

                                /s/ Gary Wagner
                         By:    ----------------------------
                                Gary Wagner, Chairman
                                Retirement Benefits and Insurance Committee

                       SIGNATURES/POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, That each person whose signature appears below constitutes and appoints Gary Wagner as his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                   Title               Date



/S/ JAMES S. MARLEN
-------------------  Chairman/President/Chief Executive
JAMES S. MARLEN      Officer (Principal Executive Officer)  September 24, 1997
                     and Director

/S/ GARY WAGNER
-------------------  Senior Vice President/Chief Financial
GARY WAGNER          Officer (Principal Financial Officer)  September 24, 1997


/S/ DEWEY H. NORTON
-------------------  Vice President, Controller
DEWEY H. NORTON      (Principal Accounting Officer)         September 24, 1997


/S/ STEPHEN W. FOSS
--------------------          Director                       September 24, 1997
STEPHEN W. FOSS


/S/ A. FREDERICK GERSTELL
--------------------          Director                        September 24, 1997
A. FREDERICK GERSTELL


/S/ J. MICHAEL HAGAN
--------------------          Director                        September 24, 1997
J. MICHAEL HAGAN


/S/ TERRY L. HAINES
-------------------           Director
TERRY L. HAINES                                               September 24, 1997


/S/ JOHN F. KING
-------------------           Director                        September 24, 1997
JOHN F. KING



/S/ RICHARD J. PEARSON
-------------------          Director                         September 24, 199
RICHARD J. PEARSON



/S/ DAVID L. SLINEY
-------------------          Director                         Septemer 24, 1997
DAVID L. SLINEY

                          EXHIBIT INDEX

       Exhibits

                  4.1 Ameron, Inc. 401(k) Retirement Savings Plan effective January 1, 1993, as amended.

                 23.1    Consent of Arthur Andersen LLP

                 24.1 Power of Attorney (contained on signature page of Registration Statement)